Exhibit 99.1
INSTRUCTIONS AS TO USE OF
LIME ENERGY CO.
RIGHTS CERTIFICATES
CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER
AS TO ANY QUESTIONS
          The following instructions relate to a rights offering (the “Rights Offering”) by Lime Energy Co., a Delaware corporation (“Lime Energy”), to the holders of record (the “Recordholders”) of its common stock, par value $0.0001 per share (the “Common Stock”), as described in the Lime Energy prospectus dated ___, 2006 (the “Prospectus”). Recordholders of Common Stock at the close of business on ___, 2006 (the “Record Date”) are receiving non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). An aggregate of 38,585,915 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive five Rights for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on ___, 2006, unless extended in the sole discretion of Lime Energy (as it may be extended, the “Expiration Date”). After the Expiration Date, unexercised Rights will be null and void. Lime Energy will not be obligated to honor any purported exercise of Rights received by LaSalle Bank National Association (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Lime Energy may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”).
          Each Right allows the holder thereof to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $1.00 per share (the “Subscription Price”).
          In addition, each holder of Rights who exercises his, her or its Basic Subscription Privilege in full will be eligible to subscribe (the “Over-Subscription Privilege”) at the same cash price of $1.00 per share for shares of Common Stock that are not purchased by other Recordholders pursuant to their Basic Subscription Privilege (the “Excess Shares”), subject to availability and proration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that any underlying shares are not purchased by other Recordholders pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Privilege, in proportion, not to the number of shares requested pursuant to the Over-Subscription Privilege, but to the number of shares each beneficial holder exercising the Over-Subscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder’s Over-Subscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis outlined above. Any Excess shares remaining after this allocation shall be allocated to any un-filled Over-Subscription Privileges in proportion to such unfilled requests. See “The Rights Offering—Subscription Privileges” in the Prospectus.
          The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

          YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.
1. Method of Subscription—Exercise of Rights.
          To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to “LaSalle Bank National Association, as Subscription Agent.” Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order. If paying by uncertified personal check, please note that the funds paid thereby may take seven to ten business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, or money order.
          The Rights Certificate and payment of the Subscription Price, or, if applicable, Notice of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail or by Overnight Courier:	By Hand:

LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (800) 246-5761, Menu Option 2 Facsimile: (312) 904-2079 Attention: Corporate Trust	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (312) 904-5091 Facsimile: (312) 904-2079 Attention: Corporate Trust

          Delivery to an address other than those above does not constitute valid delivery.
          By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), to be received by the Subscription Agent prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate(s) evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate(s) evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. (312) 904-2079). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address set forth above.
          Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Lime Energy, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners’ exercise of Rights pursuant to the Basic Subscription Privilege.
          If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-Subscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.
2. Issuance of Common Stock.
          The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate:
     (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege. See “The Rights Offering—Subscription Privileges—Basic Subscription Privilege” in the Prospectus.
     (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See “The Rights Offering—Subscription Privileges—Over-Subscription Privilege” in the Prospectus.
     (c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.
3. Sale or Transfer of Rights.
          The Rights are not transferable in any way except by operation of law. Evidence satisfactory to Lime Energy that any such permitted transfer is proper must be received by Lime Energy prior to the Expiration Date.
4. Execution.
     (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent, in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.
     (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.
     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.
5. Method of Delivery.
          The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take seven to ten business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order or wire transfer of funds.
6. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.
          In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.
7. Substitute Form W-9.
          TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE

PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCE FROM AN INDEPENDENT TAX ADVISOR.
          Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, a copy of which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% federal income tax backup withholding with respect to any proceeds received by such Rights holder (for those holders exercising Rights).
Exhibit A – Notice of Guaranteed Delivery
Exhibit B – Substitute Form W-9